As filed with the Securities and Exchange Commission on June 8, 2004.

Registration No. 333-115777

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWERDSINE LTD.
(Exact Name of Registrant as Specified in Its charter)

State of Israel	3669	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1 Hanagar Street
Neve Ne’eman Industrial Zone Hod
Hasharon, Israel 45421
(972-9) 775-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Bauer
President
PowerDsine, Inc.
1865 New Highway, Suite 2
Farmingdale, New York 11735-1508
Tel: (631) 756-4680
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Bauer
President
PowerDsine, Inc.
1865 New Highway, Suite 2
Farmingdale, New York 11735-1508
Tel: (631) 756-4680
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
James R. Tanenbaum, Esq.	Amir Halevy, Adv.	Joshua G. Kiernan, Esq.	Clifford M. J. Felig, Esq.
Anna T. Pinedo, Esq.	Gross, Kleinhendler, Hodak,	White & Case LLP	David S. Glatt, Esq.
Morrison & Foerster LLP	Halevy, Greenberg & Co.	7-11 Moorgate	Meitar Liquornik Geva & Leshem Brandwein
1290 Avenue of the	1 Azrieli Center	London EC2R 6HH England	16 Abba Hillel Silver Road
Americas	Tel Aviv 67021 Israel	Tel: (44-20) 7600-7300	Ramat-Gan 52506 Israel
New York, NY 10104	Tel: (972-3) 607-4444		Tel: (972-3) 610-3100
Tel: (212) 468-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [ ]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  [    ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note: This Amendment No. 3 to the Registration Statement is being filed for the sole purpose of filing additional exhibits and filing amended exhibits.

Exhibit Index

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of Registrant, as amended (English translation)**

3.2	Certificate of Change of Name (English translation)**

3.3	Articles of Association of Registrant, as amended on July 15, 2003**

3.4	Articles of Association of Registrant, as amended on April 7, 2004**

3.5	Articles of Association of Registrant, as amended on May 7, 2004**

3.6	Form of Articles of Association of Registrant to become effective upon the closing of this offering**

4.1	Form of Share Certificate**

5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (including consent)*

8.1	Opinion of Morrison & Foerster LLP (including consent)*

8.2	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (including consent)*

10.1	Amended and Restated Rights Agreement, by and among the Registrant and the parties named therein, dated October 31, 2001**

10.2	Custom IC Development Agreement between Motorola Inc. and the Registrant, dated February 21,
2003†**

10.3	Development and Production Agreement between Austria Mikro Systeme International AG and the
Registrant, dated August 28, 2001†**

10.4	Section 102 Stock Option Plan**

10.5	2003 Israeli Share Option Plan**

10.6	Stock Option Plan (Incentive and Restricted Stock Option)**

10.7	Agreement among certain investment entities affiliated with General Atlantic Partners, LLC and the
Registrant, dated May 12, 2004**

10.8	Amended and Restated Rights Agreement, by and among the Registrant and the parties named therein, dated June 7, 2004*
21.1	List of Subsidiaries of the Registrant**

23.1	Consent of Kesselman & Kesselman**

23.2	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (included in Exhibits 5.1 and 8.2)*

24.1	Powers of Attorney (included in signature page to this Registration Statement)**

*Filed herewith.
**Previously filed.
†Portions of this exhibit have been omitted and filed separately with the secretary of the Securities and Exchange Commission pursuant to a confidential treatment request.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 8th day of June, 2004.

POWERDSINE LTD.

By:	/s/ Igal Rotem

	Name:	Igal Rotem
	Title:	Chief Executive Officer
and Director

     Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons for PowerDsine in the capacities indicated, on the 8th day of June, 2004.

Signature	Title	Date

/s/ Igal Rotem	Chief Executive Officer and	June 8, 2004
Director
Igal Rotem

*	Chief Operating Officer and	June 8, 2004
President
Ilan Atias

/s/ Gershon Katz	Chief Financial Officer	June 8, 2004

Gershon Katz

*	Chairman of the Board and U.S.	June 8, 2004
Representative
Kenneth Levy

*	Director	June 8, 2004

R. William Burgess, Jr.

*	Director	June 8, 2004

Glen I. A. Schwaber

*By:	/s/ Igal Rotem

Igal Rotem
Attorney-in-Fact